                                                                Exhibit 10(y)(4)

                                   AGREEMENT

                  This Agreement is made this third day of January 1994 by and between Long Island Lighting Company, a New York corporation (the "Company"), and Vicki L. Fuller ("Indemnitee").

                              W I T N E S S E T H:

                  WHEREAS, the Company, as an additional inducement to Indemnitee to continue to serve the Company, has agreed to provide Indemnitee with the benefits contemplated by this Agreement which benefits are intended to supplement or replace, if necessary, the Company's existing directors' and officers' liability insurance; and

                  WHEREAS, as a result of the provision of such benefits Indemnitee has agreed to serve or to continue to serve as a director and/or officer of the Company;

                  NOW, THEREFORE, in consideration of the promises, conditions, representations and warranties set forth herein, including the Indemnitee's continued service to the Company, the Company and Indemnitee hereby agree as follows:

                  1. Definitions. The following terms, as used herein, shall have the following respective meanings:

                  "Adverse Determination" means a Determination (as hereinafter defined) that Indemnitee is not entitled to be fully indemnified by the Company for Losses and Expenses in connection with any actual or threatened action, suit or proceeding, whether civil, criminal or investigative, against Indemnitee because the claim is an Excluded Claim or because Indemnitee is not otherwise entitled to payment under this Agreement.

                  "Change of Control" means any transaction or event where (a) the Company merges with, or consolidates into, another person or entity, (b) all or a substantial portion of the assets of the Company are transferred to another person or entity unless the sale is approved by a majority of the Continuing Directors, (c) any person or group of persons (as defined in Rule 13d-5 promulgated under the Securities Exchange Act of 1934), together with its affiliates, is or becomes the beneficial owner (as defined in Rule 13d-3 under such Act), directly or indirectly, of securities of the Company (including securities convertible at the option of the holder into securities of the Company ordinarily having the right to vote in elections of directors) which together represent or would together represent, after giving effect to any conversion, in excess of 40 percent of the combined voting power of the Company's outstanding securities ordinarily having the right to vote in elections of directors, (d) a liquidator, trustee or other similar person is appointed for all or substantially all of the assets of the Company, or (e) Continuing Directors no longer constitute at least a majority of the Company's Board. For purposes of this Agreement, (y) the Company's class of Preferred Stock shall not be deemed to be securities of the Company ordinarily having the right to vote in elections of directors, and (z) "Continuing Director" means any individual who was a member of the Company's Board on March 15, 1987, or is designated (before such person's initial election as a director) as a Continuing Director by a majority of the then remaining Continuing Directors.

                  "Covered Amount" means Losses and Expenses which, in type or amount, are not insured under the D&O Insurance maintained by the Company from time to time.

                  "Covered Act" means any breach of duty, neglect, error, misstatement, misleading statement, omission or other act done or wrongfully attempted by Indemnitee or any of the foregoing alleged by any claimant or any claim against Indemnitee solely by reason of being a director or officer of the Company or serving at the request of the Company any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise in any capacity.

                  "D&O Insurance" means the directors' and officers' liability insurance policies currently maintained by the Company, identified in Exhibit A hereto, and any replacement or substitute policies issued by one or more reputable insurers providing in all respects coverage at least comparable to and in the same amount as that provided under the policies identified in Exhibit A.

                  "Determination" means a determination, based on the facts known at the time, made by:

                  (i) A majority vote of a quorum of Disinterested Directors; or

                  (ii) Independent legal counsel in a written opinion prepared at the request of a majority of a quorum of Disinterested Directors; or

                  (iii) A majority of the disinterested shareholders of the Company; or

                  (iv) A final adjudication by a court of competent jurisdiction; provided, however, that after a Change of Control occurs, a "Determination" shall mean only a final adjudication by a court of competent jurisdiction.

                  "Determined" shall have a correlative meaning.

                  "Disinterested Director" means a director of the Company who is not and was not a party to the action, suit or proceeding in respect of which indemnification is sought.

                  "Excluded Claim" means any payment for Losses or Expenses in connection with any claim the payment of which by the Company under this Agreement is not permitted by applicable law.

                  "Expenses" means any reasonable expenses incurred by Indemnitee as a result of a claim or claims made against him for Covered Acts including, without limitation, attorneys fees and disbursements and costs of investigative, judicial or administrative proceedings or appeals, but shall not include Fines.

                  "Fines" means any fine, penalty or, with respect to an employee benefit plan, any excise tax or penalty assessed with respect thereto, but only to the extent such may not be indemnified by the Company under applicable law.

                  "Losses" means any amounts which Indemnitee is legally obligated to pay as a result of a claim or claims made against him for Covered Acts including, without limitation, damages and judgments and sums paid in settlement of a claim or claims, but shall not include Fines.

                  2.  Maintenance of D&O Insurance.

                  (a) The Company hereby represents and warrants that the insurance policies identified in Exhibit A contain all policies of directors' and officers' liability insurance currently maintained by the Company and that such policies are in full force and effect.

                  (b) In all policies of D&O Insurance, Indemnitee shall be named as an insured in such a manner as to provide Indemnitee the same rights and benefits, subject to the same limitations, as are accorded to the Company's directors or officers most favorably insured by such policy.

                  (c) The Company hereby covenants and agrees that, so long as Indemnitee shall continue to serve as a director and/or officer of the Company and thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal or investigative, by reason of the fact that Indemnitee was a director and/or officer of the Company, the Company, shall maintain in full force and effect D&O Insurance; provided, however, that prior to a Change of Control, the Company shall have no obligation to maintain D&O Insurance if the Company determines in good faith that such insurance is not reasonably available, the premium costs for such insurance are disproportionate to the amount of coverage provided, or the coverage provided by such insurance is limited by exclusions so as to provide an insufficient benefit. Subsequent to a Change of Control, the Company shall maintain in full force and effect D&O Insurance.

                  3. Indemnification. The Company shall indemnify Indemnitee and hold him harmless to the extent of the Covered Amount from any and all Losses and Expenses subject, in each case, to the further provisions of this Agreement.

                  4.  Excluded Coverage.

                  (a) The Company shall have no obligation to indemnify Indemnitee for and hold him harmless from any Loss or Expense which has been Determined to constitute an Excluded Claim.

                  (b) The Company shall have no obligation pursuant to this Agreement to indemnify Indemnitee and hold him harmless for any Loss or Expense to the extent that Indemnitee is indemnified by the Company pursuant to the Company's By-Laws or otherwise indemnified and in each case he actually receives payment of such indemnity amount.

                  5.  Indemnification Procedures.

                  (a) Promptly after receipt by Indemnitee of notice of the commencement of or the threat of commencement of any action, suit or proceeding, Indemnitee may, if indemnification with respect thereto may be sought from the Company under this

Agreement, notify the Company of the commencement thereof, but Indemnitee's failure to so notify the Company shall not affect his right to indemnification hereunder.

                  (b) If, at the time of the receipt of such notice, the Company has D&O Insurance in effect, the Company shall give prompt notice to the insurers of the commencement or the threat of commencement of such action, suit or proceeding in accordance with the procedures set forth in the respective policies in favor of Indemnitee. The Company shall thereafter take all necessary or desirable action to cause such insurers to pay, on behalf of Indemnitee, all Losses and Expenses payable as a result of such actual or threatened action, suit or proceeding in accordance with the terms of such policies.

                  (c) To the extent the Company does not, at the time of the commencement of or the threat of commencement of such action, suit or proceeding, have applicable D&O Insurance, or if a Determination is not made that any Expenses arising out of such action, suit or proceeding will be payable under the D&O Insurance then in effect, the Company shall be obligated to advance the Expenses of any such action, suit or proceeding as they are billed and in advance of the final disposition thereof and the Company, if appropriate, shall be entitled to assume the defense of such action, suit or proceeding, with counsel satisfactory to Indemnitee in his sole discretion, upon the delivery to Indemnitee of written notice of its election so to do. After delivery of such notice, the Company will not be liable to Indemnitee under this Agreement for any legal or other Expenses subsequently incurred by the Indemnitee in connection with such defense other than reasonable Expenses of investigation; provided that Indemnitee shall have the right to employ his own counsel in any such action, suit or proceeding but the fees and expenses of such counsel incurred after delivery of notice from the Company of its assumption of such defense shall be at the Indemnitee's expense; provided further that if (i) the employment of his own counsel by Indemnitee has been previously authorized by the Company, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Company and Indemnitee in the conduct of any such defense, (iii) a Change of Control shall have occurred before or during the actual or threatened action, suit or proceeding, or (iv) the Company shall not, in fact, have employed counsel to assume the defense of such actual or threatened action, suit or proceeding, the fees and disbursements of counsel chosen by Indemnitee in his sole discretion shall be at the expense of the Company.

                  (d) All payments on account of the Company's indemnification obligations under this Agreement shall be made within sixty (60) days of Indemnitee's written request therefor unless a Determination is made that the claims giving rise to Indemnitee's request are Excluded Claims or otherwise not payable under this Agreement, provided that all payments on account of the Company's obligations under Section 5(c) of this Agreement prior to the final disposition of any action, suit or proceeding shall be made within 20 days of Indemnitee's written request therefor and such obligation shall not be subject to any such Determination but shall be subject to Section 5(e) of this Agreement.

                  (e) Indemnitee agrees that he will (without interest) reimburse the Company for Losses and Expenses paid by the Company pursuant to this Agreement in connection with any actual or threatened action, suit or proceeding against Indemnitee in the event and only to the extent that a Determination shall have been made by a court in a final adjudication from which there is no further right of appeal that the Indemnitee is not entitled to be indemnified by the Company for such Losses or Expenses because the claim is an Excluded Claim or because Indemnitee is otherwise not entitled to payment under this Agreement.

                  6. Settlement. The Company shall have no obligation to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any pending or threatened action, suit or proceeding effected without the Company's prior written consent prior to a Change of Control, but shall have the obligation to so indemnify Indemnitee in any such settlement effected without the Company's prior written consent upon or after a Change of Control. The Company shall not settle any claim in any manner which would impose any Fine or any obligation on Indemnitee without Indemnitee's written consent. Neither the Company nor Indemnitee shall unreasonably withhold their consent to any proposed settlement.

                  7. Presumptions and Effect of Certain Proceedings. The Secretary of the Company shall, promptly upon receipt of Indemnitee's request for indemnification, advise in writing the Board of Directors or such other person or persons empowered to make the Determination as provided in Section 5 hereof that Indemnitee shall be presumed to be entitled to indemnification hereunder and the Company shall have the burden of proof in the making of any Determination contrary to such presumption. If the person or persons so empowered to make such Determination shall have failed to make the requested Determination within 60 days after receipt by the Company of such request, the requisite Determination of entitlement to indemnification shall be deemed to have been made and Indemnitee shall be absolutely entitled to such indemnification, absent actual and material fraud in the request for indemnification. The termination of any action, suit, investigation or proceeding described in Section 5 hereof by judgment, order, settlement or conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself: (a) create a presumption that Indemnitee's acts were committed in bad faith or were the result of active and deliberate dishonesty and were material to the cause of action adjudicated or that he personally gained in fact a financial profit or other advantage to which he was not legally entitled; or (b) otherwise adversely affect the rights of Indemnitee to indemnification except as may be provided herein.

                  8. Rights Not Exclusive. Nothing herein shall limit or affect any right of Indemnitee otherwise than hereunder to indemnification or advancement of expenses, including attorneys fees, under any statute, rule, regulation, certificate of incorporation, by-law, insurance policy, contract, vote of disinterested shareholders or disinterested directors, or otherwise, both as to action in his official capacity and as to action in any other capacity by holding such office, and shall continue after the Indemnitee ceases to serve the Company as a director and/or officer.

                  9.  Enforcement.

                  (a) Indemnitee's right to indemnification shall be enforceable by Indemnitee in the state courts of the State of New York or the United States District Courts for the Southern or Eastern Districts of New York and shall be enforceable by Indemnitee notwithstanding any Adverse Determination (except an Adverse Determination not subject to further appeal by a court of competent jurisdiction). In any such action, if a prior Adverse Determination has been made, the burden of proving that indemnification is required under this Agreement shall be on Indemnitee. The Company shall have the burden of proving that indemnification is not required under this Agreement if no prior Adverse Determination shall have been made.

                  (b) In the event that any action is instituted by Indemnitee under this Agreement, or to enforce or interpret any of the terms of this Agreement, Indemnitee shall be entitled to be paid all court costs and expenses, including reasonable counsel fees ("Enforcement Expenses"), incurred by Indemnitee with respect to such action. If the payment by the Company of any of the Enforcement Expenses results in the recognition by the Indemnitee of taxable income for Federal, state or local tax purposes, the Company, to the extent permitted by law, shall make an additional payment to Indemnitee which, when added to the

Enforcement Expenses, results in a net after-tax benefit to Indemnitee equal to the Enforcement Expenses, unless the court determines that each of the material assertions made by Indemnitee as a basis for such action were not made in good faith or were frivolous.

                  (c) Subsequent to a Change of Control and unless and until a court of competent jurisdiction makes an Adverse Determination which becomes final and not subject to further appeal, Indemnitee (whether or not still serving as a director and/or officer of the Company) and Indemnitee's agents, for purposes of enforcing this Agreement and investigating, defending and/or settling any claim for which indemnification may be available under this Agreement, shall have full access to the Company's employees and records to the same extent that Indemnitee now has, and the Company at its expense will provide Indemnitee with copies of any such records requested by Indemnitee or Indemnitee's agents. The Company will cooperate fully with Indemnitee in making such records and employees available in connection with the investigation, defense and/or settlement of any such claim.

                  (d) The Company hereby waives, effective upon a Change of Control, any objections it may have, whether based upon conflict of interest or otherwise, to any attorney or law firm which has represented the Company within the past five years in connection with any matter or may hereafter represent the Company in connection with any matter, and affirmatively agrees that any such attorney may represent Indemnitee in connection with the interpretation, construction or enforcement of this Agreement or of the Trust (as that term is defined in Section 15) or in any other matter.

                  (e) The Company hereby authorizes any attorney, effective upon a Change of Control, to appear on its behalf in any state court of the State of New York or the United States District Court for the Southern or Eastern District of New York to consent to summary judgment in favor of Indemnitee in any declaratory judgment action brought by Indemnitee to determine the validity and enforceability of this Agreement and of the Trust.

                  10. Severability. In the event that any provision of this Agreement is determined by a final order not subject to further appeal of a court of competent jurisdiction to require the Company to do or to fail to do an act which is in violation of applicable law, such provision shall be limited or modified in its application to the minimum extent necessary to avoid a violation of law, and, as so limited or modified, such provision and the balance of this Agreement shall be enforceable in accordance with their terms.

                  11. CHOICE OF LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED AND ENFORCED IN ACCORDANCE WITH THE LAWS OF THE
STATE OF NEW YORK.

                  12. Consent to Jurisdiction. The Company and the Indemnitee each hereby irrevocably consent to the jurisdiction of the courts of the State of New York and the United States District Courts for the Southern and Eastern Districts of New York for all purposes in connection with any action or proceeding which arises out of or relates to this Agreement and agree that any action instituted under this Agreement shall be brought only in the state courts of the State of New York and the United States District Courts for the Southern and Eastern Districts of New York.

                  13. Successors and Assigns. This Agreement shall be (i) binding upon all successors and assigns of the Company (including any transferee of all or substantially all of its assets and any successor by merger or otherwise by operation of law) and (ii) shall be binding on and inure to the benefit of the heirs, personal representatives and estate of Indemnitee.

                  14. Amendment. No amendment, modification, termination or cancellation of this Agreement shall be effective unless made in a writing signed by each of the parties hereto.

                  15. Establishment of Trust. The Company has created a trust pursuant to the agreement annexed hereto as Exhibit B (the "Trust") for the benefit of Indemnitee and other directors and officers of the Company (together with the Indemnitee, the "Beneficiaries") who have executed agreements similar to this Agreement (together with this Agreement, the "Indemnity Agreements"), the trustee and any successor trustee of which shall be chosen by a majority of the Beneficiaries. The Company initially funded the Trust with $5,000 and, prior to a Change of Control, shall fund the Trust in an additional amount sufficient in the sole judgment of a majority of the continuing Directors to satisfy any and all Losses and Expenses reasonably anticipated at the time of such funding for which the Company may indemnify the Beneficiaries under the Indemnity Agreements. From time to time after a Change of Control, upon receipt of a written request from any of the Beneficiaries, the Company shall further fund the Trust in amounts sufficient to satisfy any and all Losses and Expenses reasonably anticipated at the time of such request for which the Company may indemnify the Beneficiaries under the Indemnity Agreements. The amount of amounts to be deposited in the Trust pursuant to the foregoing funding obligations shall be determined by mutual agreement of the indemnitee and the Company or, if the Company and the Indemnitee are unable to reach such an agreement, by independent legal counsel selected by a majority of the Beneficiaries. The terms of the Trust shall provide that, except upon the written consent of all of the Beneficiaries and the Company, (i) the Trust shall not be revoked or the principal thereof invaded, (ii) the trustee shall advance to the Indemnitee within 20 days of a request by Indemnitee, any and all Losses and Expenses, Indemnitee hereby agreeing to reimburse the trustee of the Trust for Losses and Expenses so advanced in the event and only to the extent that a Determination is made by a court in a final adjudication from which there is no further right of appeal that Indemnitee is not entitled to be indemnified under this Agreement, (iii) the Trust shall continue to be funded by the Company in accordance with the funding obligations set forth in this Section, (iv) the trustee shall promptly pay to Indemnitee any amounts to which Indemnitee shall be entitled (including amounts to be advanced) pursuant to this Agreement, and
(v) all unexpended funds in the Trust shall revert to the Company upon a final determination by independent legal counsel selected by a majority of the Beneficiaries or a court of competent jurisdiction that all of the Beneficiaries have been fully indemnified with respect to the proceeding giving rise to the establishment of the Trust in question under the terms of the Indemnity Agreements.

                  IN WITNESS WHEREOF, the Company and Indemnitee have executed this Agreement as of the day and year first above written.

Attest:                           LONG ISLAND LIGHTING COMPANY


By: /s/ Herbert M. Leiman        By: /s/ William J. Catacosinos
    ------------------------         --------------------------
    Herbert M. Leiman                William J. Catacosinos
    Title:  Assistant Corporate      Title:  Chairman and
            Secretary                        Chief Executive
                                             Officer

Witness:

/s/ Renee Banks                     /s/ Vicki L. Fuller
----------------------------        ---------------------------
                                        Vicki L. Fuller

                                   EXHIBIT A

Policies of insurance providing indemnification of Directors and Officers for a claim alleging a wrongful act on their part and/or reimbursement to the Company for damages due to indemnification by the Company which may be required or permitted by law.


Insurance                   Limits of                                              Policy
Company                     Liability                   Deductible                 Number              Term
---------                   ---------                   ----------                 ------              ----
                            ($ millions)

Associated                  $35                         At least                   DOO4OA              8/26/93
Electric &                                              $5,000 but                 1A93                8/26/94
Gas Ins.                                                no more than
Services Ltd.                                           $55,000
(AEGIS)

Energy Ins.                  $50                        Underlying                 900153              8/26/93
Mutual Ltd.                  X/O                        Coverage                   92DO                8/26/94
(EIM)                        $35

Continental                  $15                        Underlying                 DSB                 8/26/93
Ins. Co.                     X/O                        Coverage                   082593-1            8/26/94
                             $85

Zurich Ins.                  $10                        Underlying                 DSB                 8/26/93
Co.                          X/O                        Coverage                   082593-2            8/26/94
                             $100

ACE Ins.                     $45                        Underlying                 LIL                 8/26/93
Co. Ltd.                     X/O                                                   7035D               8/26/94
                             $110

Zurich Ins.                  $15                        Underlying                 DSB                 8/26/93
Co.                          X/O                        Coverage                   082593-3            8/26/94
                             $155

XL Ins.                      $10                        Underlying                 XLDCR               8/26/93
Co. Ltd.                     X/O                        Coverage                   00278-93            8/26/94
                             $170

ACE Ins.                     $5                         Underlying                 LIL                 8/26/93
Co. Ltd.                     X/O                        Coverage                   7036D               8/26/94
                             $180

